     As filed with the Securities and Exchange Commission on April 28, 1999.
                                               Registration No. 333-
                                                                    ----------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                        LOUIS DREYFUS NATURAL GAS CORP.
               (Name of Registrant as specified in its charter)


             Oklahoma                               73-1098614
  (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                  Identification No.)

                    14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OK 73134
                                (405) 749-1300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     --------------------------------------


                 LOUIS DREYFUS NATURAL GAS CORP. NON-EMPLOYEE
                 DIRECTOR DEFERRED STOCK COMPENSATION PROGRAM
                           (Full title of the plan)

                               JEFFREY A. BONNEY
                    14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73134
                                (405) 749-1300
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                           J. Bradford Hammond, Esq.
                    Crowe & Dunlevy, A Professional Corporation
                             500 Kennedy Building
                               321 South Boston
                          Tulsa, Oklahoma 74103-3133
                                (918) 592-9800


                                  CALCULATION OF REGISTRATION FEE
==============================================================================
===================
                                             PROPOSED           PROPOSED
                                             MAXIMUM            MAXIMUM
TITLE OF SECURITIES      AMOUNT TO        OFFERING PRICE       AGGREGATE
   AMOUNT OF
  TO BE REGISTERED     BE REGISTERED        PER SHARE (1)   OFFERING PRICE (1)
 REGISTRATION FEE
------------------------------------------------------------------------------
-------------------
Common Stock, par
value $0.01 per share        100,000               $17.16           $1,716,000
             $478

==============================================================================
===================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

     (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 19, 1993.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     This Registration Statement covers Common Stock, par value $.01 per share, of the Registrant, which is registered under Section 12(b) of the Exchange Act. The description of the Common Stock contained in the Registration Statement under the Exchange Act is incorporated herein by reference as described above.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     There are no interests of any expert or counsel required to be disclosed pursuant to Item 5.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1006(B)(7) of the Oklahoma General Corporation Act permits an Oklahoma corporation to include a provision in its Certificate of Incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director.

     The Registrant's Certificate of Incorporation provides that, pursuant to Oklahoma law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

     Under Section 1031 of the Oklahoma General Corporation Act, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation requires the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

     The Registrant has entered into Indemnification Agreements with each director of the Registrant which require the Registrant to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Registrant. The Indemnification Agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements. In addition, the indemnification Agreements require that the Registrant use commercially reasonable efforts to maintain policies of directors' liability insurance.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     There are no restricted securities being offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS

          Number                               Description
          ------                               -----------

            5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities.

           23.1                Consent of Ernst & Young LLP.

           23.2 Consent of Crowe & Dunlevy, A Professional Corporation (contained in Exhibit 5.1).

           24.1                Powers of Attorney.

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma on April 26, 1999.

                            LOUIS DREYFUS NATURAL GAS CORP.

                            By:/s/ Jeffrey A. Bonney
                               ----------------------------------
                               Jeffrey A. Bonney
                               Executive Vice President and
                               Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Name                                       Position                                   Date
 -----                                      -----------                                 ----
Mark E. Monroe         *       President, Chief Executive Officer and
------------------------       Director (principal executive officer)          April 26, 1999
Mark E. Monroe

Richard E. Bross       *       Executive Vice President and Director           April 26, 1999
------------------------
Richard E. Bross

/s/ Jeffrey A. Bonney          Executive Vice President and Chief
------------------------       Financial Officer (principal financial
Jeffrey A. Bonney              and accounting officer)                         April 26, 1999


Simon B. Rich, Jr.     *       Chairman of the Board of Directors              April 26, 1999
------------------------
Simon B. Rich, Jr.

Mark E. Andrews        *       Vice Chairman of the Board of                   April 26, 1999
------------------------       Directors
Mark E. Andrews

E.  William Barnett    *       Director                                        April 26, 1999
------------------------
E.  William Barnett

Daniel R. Finn, Jr.    *       Director                                        April 26, 1999
------------------------
Daniel R. Finn, Jr.

Peter G. Gerry         *       Director                                        April 26, 1999
------------------------
Peter G. Gerry

  Name                                       Position                                   Date
 -----                                      -----------                                 ----
Gerard Louis-Dreyfus   *       Director                                        April 26, 1999
------------------------
Gerard Louis-Dreyfus

John H. Moore          *       Director                                        April 26, 1999
------------------------
John H. Moore

James R. Paul          *       Director                                        April 26, 1999
------------------------
James R. Paul

Ernest F. Steiner      *       Director                                        April 26, 1999
------------------------
Ernest F. Steiner

*By: /s/ Jeffrey A. Bonney
     ---------------------
     Jeffrey A. Bonney
     Attorney in Fact
/TABLE

                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT
  NO.                             DESCRIPTION
  ---                            -----------

  5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

 23.1       Consent of Ernst & Young LLP.

 23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

 24.1       Powers of Attorney.